Exhibit 5.3

March 12, 2014

Catamaran Corporation

1600 McConnor Parkway

Schaumburg, Illinois 60173-6801

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special Alabama counsel to BriovaRx, LLC, an Alabama limited liability company (the “Alabama Guarantor”), in connection with the Alabama Guarantor’s guarantee, along with other guarantors under the Indenture (as defined below), of up to $500,000,000 aggregate principal amount of 4.75% Senior Notes due 2021 (the “Notes”) issued by Catamaran Corporation, a corporation organized under the laws of the Yukon Territory, Canada (the “Company”), under a Registration Statement on Form S-3 (Registration No. 333- 194350) (the “Registration Statement”), as filed by the Company and certain subsidiaries of the Company set forth in the Registration Statement, including the Alabama Guarantor (collectively, the “Subsidiary Guarantors”), on March 6, 2014 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Notes are being guaranteed by the Subsidiary Guarantors pursuant to the guarantee included in the Indenture (the “Guarantee”), and are being sold pursuant to the Underwriting Agreement (as defined below).

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following documents (the “Documents”):

(a)	the Registration Statement and the prospectus included therein (the “Base Prospectus”) in the form in which it was transmitted to the Commission under the Securities Act;

(b)	the preliminary prospectus supplement dated March 6, 2014, relating to the Notes, in the form filed on March 6, 2014, with the Commission, pursuant to Rule 424(b)(5) under the Securities Act (such preliminary prospectus supplement, together with the Base Prospectus, being referred to herein as the “Preliminary Prospectus”);

One Federal Place 1819 Fifth Avenue North Birmingham, AL 35203-2119 PHONE:205.521.8000 FAX:205.521.8800 BABC.COM

Catamaran Corporation

March 12, 2014

(c)	the prospectus supplement dated March 7, 2014, relating to the Notes, in the form filed on March 10, 2014, with the Commission, pursuant to Rule 424(b)(5) under the Securities Act (such prospectus supplement, together with the Base Prospectus, being referred to herein as the “Prospectus”);

(d)	the Indenture, dated as of March 6, 2014 (the “Base Indenture”), between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”);

(e)	the First Supplemental Indenture, dated as of March 12, 2014 (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”), among the Company, the Subsidiary Guarantors named therein (including the Alabama Guarantor), and the Trustee;

(f)	the Underwriting Agreement, dated as of March 7, 2014 (the “Underwriting Agreement”), among the Company, the Subsidiary Guarantors party thereto (including the Alabama Guarantor), and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Merrill Lynch Canada Inc., as representatives of the several underwriters; and

(g)	the global note executed by the Company pursuant to the Indenture, in the aggregate principal amount of $500,000,000, representing the Notes purchased and sold pursuant to the Underwriting Agreement.

We have also reviewed such matters of law, made such other investigations and examined original, certified, conformed, photographic or electronic copies of such other documents, records, agreements and certificates as we have deemed necessary as a basis for the opinions hereinafter expressed. The documents so reviewed have included the originals or copies, certified or otherwise identified to our satisfaction, of the articles of organization, as amended, and operating agreement, as amended, of the Alabama Guarantor and proceedings of its board of directors (which constitutes its board of managers). As to any facts material to this opinion which we did not independently establish or verify, we have relied upon statements, certificates and representations of the Alabama Guarantor and its officers and other representatives and of public officials, including the facts and conclusions set forth therein, and we have assumed that the facts and circumstances contained in such statements, certificates and representations are true and complete and have not changed since the dates thereof.

For purposes of the opinions expressed herein, we have assumed the genuineness of all signatures; the legal capacity of all natural persons; the authenticity of all documents submitted to us as originals; the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies; the authenticity of the originals of such latter documents; and the absence of duress, fraud, or mutual mistake of material facts on the part of the parties to any agreement with respect to which an opinion is expressed herein. We also have assumed that each individual executing any of the Documents on behalf of a party (other than the Alabama Guarantor) is duly authorized to do so; each of the parties (other than the Alabama

Catamaran Corporation

March 12, 2014

Guarantor) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and enforceable in accordance with all stated terms; all representation, warranties, statements and information contained in the Documents are true and complete; there has been no oral or written modification of or amendment to any of the Documents; and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

The opinions expressed herein are limited to the laws of the State of Alabama, and we express no opinion as to the laws of any other jurisdiction (including the federal laws of the United States of America), or the local laws, ordinances or rules of any municipality, county or political subdivision of the State of Alabama, or the effect any such laws may have on the matters set forth herein, nor do we express any opinion as to the validity, enforceability or scope of, or limitations on, any provision relating to rights to indemnification or contribution. No opinions are expressed herein as to matters governed by laws pertaining to the Alabama Guarantor solely because of business activities of such entity which are not applicable to business entities generally. The opinions expressed herein are limited to the matters stated herein, and no opinions are implied or may be inferred beyond the matters expressly stated herein. In no way limiting the generality of the foregoing, we express no opinion concerning, and we assume no responsibility as to laws or judicial decisions related to, or any orders, consents or other authorizations or approvals as may be required by, any federal securities laws or regulations, or any state securities or “blue sky” laws or regulations.

Based upon the foregoing, and subject to the qualifications, assumptions, limitations and exceptions stated herein, we are of the opinion that:

1. The Alabama Guarantor is a limited liability company validly existing and in good standing under the laws of Alabama.

2. The execution and filing with the Commission of the Registration Statement have been duly authorized by all necessary limited liability company action on the part of the Alabama Guarantor.

3. The Alabama Guarantor has the limited liability company power and authority to execute and deliver the Supplemental Indenture and the Guarantee and to perform its obligations under each thereof.

4. The execution, delivery and performance of the Supplemental Indenture and the issuance and sale of the Guarantee by the Alabama Guarantor have been duly authorized by all necessary limited liability company action on the part of the Alabama Guarantor.

5. The Alabama Guarantor has duly executed and delivered the Supplemental Indenture.

Catamaran Corporation

March 12, 2014

The opinion expressed in numbered paragraph 1 above with respect to the existence and good standing of the Alabama Guarantor is based solely on (i) the certificate of existence obtained from the Secretary of State of Alabama and (ii) the certificate of good standing obtained from the Alabama Department of Revenue.

We express no opinion as to matters governed by any laws other than the laws of the State of Alabama. The opinions expressed herein are given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein.

Our opinions are furnished solely with regard to the Registration Statement pursuant to Item 601(b)(5) of Regulation S-K, may be relied upon by you and by persons entitled to rely upon them pursuant to the applicable provisions of the Securities Act but, except as set forth in the next paragraph, may not otherwise be used, quoted or referred to by or filed with any other person or entity without our prior written permission.

We hereby consent to the filing of this opinion letter as an exhibit to a Current Report on Form 8-K of the Company relating to the Notes and to the use of the name of our firm therein. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Yours very truly,

/s/ Bradley Arant Boult Cummings LLP